Exhibit 21.1

Subsidiaries

Subsidiary	State of Organization
Abby Burton, LLC [1]	Ohio

Adriana Eleven, LLC[2]	New York

Allison Main, LLC [1]	Ohio

American CatCon, Inc.[3]	Texas

Buffalo Shredding and Recycling, LLC[2]	New York

Catherine Lake, LLC[2]	New York

Elizabeth Hazel, LLC [1]	Ohio

Ellen Barlow, LLC[2]	New York

Federal Autocat Recycling, LLC [4]	New Jersey

General Smelting and Refining, Inc. [5]	Tennessee

Gulf Coast Recycling, Inc.	Florida

Hypercat Coating, LLC [4]	New Jersey

Hypercat DMG, LLC [4]	New Jersey

Mayco Industries, Inc.	Alabama

Megan Division, LLC [1]	Ohio

Melinda Hazel, LLC [1]	Ohio

Metalico Akron, Inc.	Ohio

Metalico Akron Realty, Inc.	Ohio

Metalico Alabama Realty, Inc.	Alabama

Metalico Aluminum Recovery, Inc.	New York

Metalico Buffalo, Inc. [6]	New York

Metalico-College Grove, Inc.	Tennessee

Metalico Colliers Realty, Inc.	West Virginia

Metalico-Granite City, Inc	Illinois

Metalico Gulfport Realty, Inc.	Mississippi

Metalico Neville Realty, Inc.	Pennsylvania

Metalico New York, Inc. [7]	New York

Metalico Niagara, Inc.[8]	New York

Metalico Niles, Inc. [5]	Ohio

Metalico Pittsburgh. Inc. [9]	Pennsylvania

Metalico Rochester, Inc.[1][0]	New York

Metalico Syracuse Realty, Inc.	New York

Metalico Transfer, Inc.	New York

Metalico Transfer Realty, Inc.	New York

Metalico Transport, Inc. [1][1]	New York

Metalico Youngstown, Inc.	Delaware

Olivia DeForest, LLC [1]	Ohio

River Hills by the River, Inc.[1][2]	Florida

Santa Rosa Lead Products, Inc.	California

Skyway Auto Parts, Inc.	New York

Totalcat Group, Inc.	Delaware

Tranzact Corporation	Delaware

West Coast Shot, Inc.	Nevada

[1]	Metalico Akron Realty, Inc. is sole member.
[2]	Metalico New York, Inc. is sole member.
[3]	Formerly known as Metalico CatCon, Inc.
[4]	Totalcat Group, Inc. is sole member.
[5]	Inactive
[6]	Formerly known as Lake Erie Recycling Corp.
[7]	Formerly known as Metalico Syracuse, Inc.
[8]	Formerly known as Metalico-Buffalo, Inc.
[9]	Formerly known as Metalico Neville, Inc.
[10]	Formerly known as Metalico Lyell Acquisitions, Inc.
[11]	Formerly known as Buffalo Hauling Corp.
[1][2]	Wholly-owned subsidiary of Gulf Coast Recycling, Inc.